Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors RE/MAX Holdings, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report dated February 25, 2021 refers to a change in the Company’s method of accounting for leases as of January 1, 2019 due to the adoption of ASC Topic 842, Leases.

/s/ KPMG LLP

Denver, Colorado

February 25, 2021